    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1998
                                                      Registration No. 333-59053


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-2

                                ---------------

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                          SHAMAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

           DELAWARE                                             94-3095806
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                              213 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 952-7070
               (Address, including zip code, and telephone number,
     including area code, of the Registrant's principal executive offices)


                                  LISA A. CONTE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SHAMAN PHARMACEUTICALS, INC.
                              213 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 952-7070
            (Name, address, including zip code, and telephone number,
             including area code, of agent for service of process)


                                   Copies to:

       J. STEPHEN DOLEZALEK, ESQ.                       A. JOHN MURPHY, ESQ.
     BROBECK, PHLEGER & HARRISON LLP          SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
 TWO EMBARCADERO PLACE, 2200 GENG ROAD       SEVENTEENTH FLOOR, FOUR EMBARCADERO CENTER
      PALO ALTO, CALIFORNIA 94301               SAN FRANCISCO, CALIFORNIA 94111-4106
             (650) 424-0160                               (415) 434-9100

                          SHAMAN PHARMACEUTICALS, INC.


     This Registration Statement, as amended to the date of its effectiveness (July 31, 1998), registered a minimum of 150,000 shares to a maximum of 200,000 Shares of the Series C Convertible Preferred Stock (the "Shares") of Shaman Pharmaceuticals, Inc. (the "Registrant"). The Registrant sold none of the Shares to the Investors. The offering has now been terminated. Accordingly, the Registrant hereby deregisters the Shares originally covered by the Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 12th day of August, 1998.

                                     SHAMAN PHARMACEUTICALS, INC.


                                     By  /s/ Lisa A. Conte
                                         -------------------------------------
                                         Lisa A. Conte
                                         President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the dates indicated:

                NAME                                        TITLE                                 DATE
                ----                                        -----                                 ----
/s/ Lisa A. Conte                        Director, President, and Chief Executive Officer    August 12, 1998
-------------------------------------    (Principal Executive Officer)
Lisa A. Conte

                   *                     Chief Financial Officer (Chief Financial and        August 12, 1998
-------------------------------------    Accounting Officer)
Stephanie C. Diaz

                   *                     Chairman of the Board                               August 12, 1998
-------------------------------------
G. Kirk Raab

-------------------------------------    Director                                            August __, 1998
Adrian D.P. Bellamy

-------------------------------------    Director                                            August __, 1998
Jeffrey Berg

                   *                     Director                                            August 12, 1998
-------------------------------------
Herbert H. McDade, Jr.

                   *                     Director                                            August 12, 1998
-------------------------------------
M. David Titus

By: /s/ Lisa A. Conte
    ---------------------------------
    Lisa A. Conte,
    (Attorney-in-Fact)


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